SOFTWARE DEVELOPMENT AND IMPLEMENTATION AGREEMENT

BETWEEN

ELITESOFT GLOBAL INCORPORATION

AND

ASHITA COMMUNICATION SDN BHD

DATED

15TH OCTOBER 2015

DATED THIS 15th DAY OF OCTOBER 2015

SOFTWARE DEVELOPMENT AND IMPLEMENTATION AGREEMENT

BETWEEN

Ashita Communication Sdn Bhd (Company No:491392-A) a company incorporated in Malaysia and having its place of business at No. 90, Lebuh Tapah, Off Jalan Goh Hock Huat, 41400 Klang, Selangor Darul Ehsan (hereinafter referred to as "Customer")

AND

ELITESOFT GLOBAL INCOPORATION a corporation incorporated in 18582 NW Holly St., Unit 202, Beaverton, Oregon 97006-7014, United States of America (hereinafter referred to as "Vendor")

WHEREAS:

A. The Vendor is a unique web and application solutions provider that is committed to the most effective, innovative web and internet solutions. We offer an outsourcing mechanism whereby we develop, supply, and manage application for our clients and in-house expertise to provide clients with niche requirements in training and consultancy to enhance their business model in tandem with their online presence.

B. The Customer is desirous of engaging the Vendor to undertake and manage their Software Development and Implementation Program through Information Technology platform, branding strategies and management web-based training. And the Vendor is agreeable to provide such products to the Customer on the terms and conditions set out in this Agreement.

IT IS AGREED BETWEEN THE PARTIES AS FOLLOWS:-

1. **<u>Job Scope</u>**

The Customer hereby agrees to engage the Vendor to provide the Customer with products (hereinafter referred to as "Products") consisting of the following:-

(A) Website Design, Development and Integration with CRM program

a) To design and develop a responsive website front-end design included:

- ❖ Home
- ❖ About
- ❖ Product
- ❖ Products & Solutions
- ❖ Career
- ❖ Contact Us

b) Creative on rebranding
    - ❖ Ensure brand, visual and content consistency, creating structure and order through layout.
    - ❖ Preparation and submission of production estimates for all print materials.
    - ❖ Supervision of all artwork progress.

c) To design and develop company profile and sales kit which align with the website, which includes:-
    - ❖ Company logo
    - ❖ Company profile
    - ❖ Business card design
    - ❖ Letter head design
    - ❖ Company folder design
    - ❖ Brochure and leaflet

d) To create corporate video with relevant information

e) To provide royalty free image purchase up to 10 images.

f) To provide copywriting, typesetting, translation, and clip art drawing when required.

Note:
- ❖ Responsive website is compatible with mobile device viewing.
- ❖ Max 3 time amendments included 1 major amendment (design and content editing) and 2 minor amendments (spelling error and grammar).
- ❖ Vendor will deliver all the materials design to Customer. Printing of materials are not included.

(B) Web-based Automated Tracking System for nationwide operations – Customer Relation Management Program

a. HQ Management Users
    - ❖ Administration
    - ❖ Technical Team
    - ❖ Quality Control
    - ❖ Delivery / Collection

b. Dealer (Customer Service and Support)
    - ❖ Repair Form
    - ❖ Quotation for repair
    - ❖ Work progress report
    - ❖ Acceptance of delivery

c. To install program for nationwide up to 35 branches.

(C) Domain and Hosting

a. To purchase domain name, web application and email hosting ;
b. Database for transaction storage (10GB);
c. Monthly Data Transfer (50GB);

(D) System Maintenance for nationwide

a. To maintain website with regular updates;
b. To provide all days server and system maintenance.
c. Online/remote server support
d. System bug fix
e. Free system upgrade during contract period

(E) Web-based training for a duration of 6 months which consist of the following:-

a. To streamline System Process Flow for nationwide operation;
b. To develop of customize web-based training module for staff and dealers on new Customer Relation Management program for customer support and dealers nationwide.
c. To upgrade all software programs for each branch by the Vendor to support the implementation of Customer Relation Management program nationwide;
d. To conduct web-based training for each branch on new Customer Relation Management program for customer support nationwide.
e. The Vendor shall engage an in-house IT team for test and evaluation and implementation of software program.

The web-based software development and implementation shall be carried out solely by the Vendor. The Vendor shall not be required to set up a physical operation by way of premises and/or manpower to conduct any system installation, diagnostic evaluation or training in Malaysia.

The Products described above are not conclusive and shall be subjected to amendment from time to time to meet the Client's needs if and when the Vendor deems necessary provided always the mutual agreement of the Client is in place.

2. Term

This Agreement shall be for a period of **two (2) years**, commencing on **15th October 2015** and expiring on **14th October 2017** subject always to yearly renewal with the mutual consent of both parties.

3. Obligations of Vendor

(a) The Vendor shall organize, carry out and complete the Products diligently and in a professional manner and shall execute the Products by exercising due care in accordance with the terms and conditions of this Agreement.

(b) The Vendor shall ensure that it has secured all necessary consents and approvals for the usage of materials. "Material" shall mean the materials, in whatever form, used to provide the Products, be it in relation to products, systems, programs or processes.

4. Remuneration

a. The Customer shall pay the Vendor **USD1,453,490-00 (MYR equivalent not exceeding 6,250,000-00, based on the rate stipulated in schedule of payment hereunder)** for the above said Products. The price is deemed to include the cost of all works necessary for the timely and satisfactory completion of the Products in its entirety.

b. The Customer shall pay the Vendors within 30 days from the date of receipt of the monthly invoice provided all work details specified in the invoice is confirmed as duly completed.

c. Payment schedule are as below:-

No	Description	Contract Amount	Payment Term & Amount
1	**Website Design, Development and Integration with CRM program**	USD 93,024.00 (RM400,000.00)	
	❖ 30% payment upon confirmation (Oct 2015)		USD27,907.00 (RM120,000.00)
	❖ 30% second payment upon completion CRM program and all system upgrade (Nov 2015)		USD27,907.00 (RM120,000.00)
	❖ 20% upon commencement of training program nationwide (Dec 2015)		USD18,605.00 (RM80,000.00)
	❖ 20% balance of payment upon successful implementation and monthly maintenance (Feb 2016)		USD18,605.00 (RM80,000.00)
2	**Web-Based Automated Tracking System for nationwide operation – Customer Relation Management Program**	USD465,116.00 (RM2,000,000.00)	
	❖ 30% payment upon confirmation (Oct 2015)		USD139,535.00 (RM600,000.00)
	❖ 30% second payment upon completion CRM program and all system upgrade (Nov 2015)		USD139,535.00 (RM600,000.00)
	❖ 20% upon commencement of training program nationwide (Dec 2015)		USD93,023.00 (RM400,000.00)
	❖ 20% balance of payment upon successful implementation and monthly maintenance (Feb 2016)		USD93,023.00 (RM400,000.00)
3	**Domain and Hosting (Yearly basis)** ❖ USD5,814 x 2 years ❖	USD11,628.00 (RM50,000.00)	USD5,814.00 (RM25,000.00)
4	**System Maintenance for nationwide (Quarterly basis)** ❖ USD23,256.00 x 8 quarter	USD186,048.00 (RM800,000.00)	USD23,256 (RM100,000.00)
5	**IT Products for a duration of 6 months (refer to service provided)**	USD697,674.00 (RM3,000,000.00)	
	❖ 30% payment upon confirmation (Oct 2015)		USD209,302.00 (RM900,000.00)
	❖ 30% second payment (Nov 2015)		USD209,302.00 (RM900,000.00)
	❖ 20% third payment (Dec 2015)		USD139,535.00 (RM600,000.00)
	❖ 20% final payment (Feb 2016)		USD139,535.00 (RM600,000.00)
		Total (USD)	**1,453,490.00**
		Total (RM)	**6,250,000.00**

Note : The USD currency conversion rate to MYR is based on 4.30.

5. Breach and Termination

In the event one party commit a breach of its obligations under this agreement, the other party shall formalize the said vide a written notice. The defaulting party, on receipt of a written notice on the said breach, shall be required to remedy the said breach with 14 days on receipt of the notice. Failure to remedy the breach shall entitle the other party to unilaterally terminate the contract without further recourse by either party.

6. Capacity

In providing the Products under this Agreement, it is expressly agreed that the Vendor is acting as an independent contractor and not an employee. The Vendor and the Customer acknowledges that this Agreement does not create a partnership or agency or joint venture between them and is exclusively a contract for service.

7. Confidentiality

The Vendor recognizes and acknowledges that this Agreement creates a confidential relationship between the Parties and the that information concerning the Client's business affairs, customers, vendors, finances, properties, methods of operation and documentations and other such information is confidential in nature. All such information concerning the Client is hereinafter collectively referred to as "Confidential Information". The Vendor agrees to take all reasonable precautions for the protection of the Confidential Information.

8. Notice

Any notice or other communication to be given under or in respect of this Agreement shall be in writing and may be delivered, given or sent by hand; registered post, first class post or express or air mail or other fast postal service; or telex, facsimile transmission or other instantaneous electronic media.

9. GENERAL

9.1 Entire Contract

This Agreement shall constitute the entire understanding between the parties. No variations to this Agreement shall be effective unless made in writing and signed by both parties hereto.

9.2 Severability

Each Clause hereof shall be deemed to be independent and the invalidity or unenforceability of any such Clause shall not affect the validity or enforceability of any other Clause of this Agreement.

9.3 Applicable Law

This Agreement shall be governed by the laws of Malaysia and the parties hereto hereby agree to submit to the jurisdiction of the Courts in Malaysia.

9.4 Submission to Jurisdiction

The parties hereto agree (irrevocably and unconditionally) to submit to the non-exclusive jurisdiction of the Courts of Malaysia and waive any objections they or any of them may now or in the future have to the bringing of proceedings in the Courts of Malaysia and any claim that any proceedings have been brought in an inconvenient forum.

9.5 Non-Waiver

No failure or delay on the part of any party hereto in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right or power preclude any other or further exercise thereof or the exercise of any other right or power thereof.

9.6 Costs

Save as otherwise expressly provided for in this Agreement, each party shall bear its own legal fees costs charges and expenses incurred in the preparation of this Agreement.

9.6 Time

Time wherever mentioned in this Agreement shall be deemed to be of the essence of this Agreement.

9.7 Assignment

No Party may assign its rights title interest and/or obligations under this Agreement without the prior written consent of the other Parties.

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The Space beneath is intentionally left blank

IN WITNESS WHEREOF the parties hereto have hereunto set their hands the day and year first above-written.

SIGNED by Chin Ying Jing)
NRIC NO: 831028-14-5234)

On behalf of
Ashita Communication Sdn Bhd)

in the presence of:-)

....
Witness Name: CHIN SHUH JING
NRIC: 800726-14-5336

____
Name : Chin Ying Jing
Position : Head of Finance

SIGNED by Cornelius Ee Soon Heng)
NRIC No: 880328-52-5715)
On behalf of
EliteSoft Global Inc)

in the presence of:-)

....
Witness Name: Vincent Ang
NRIC: 880710-01-5951

____
Name : Cornelius Ee Soon Heng
Position : Vice President of IT